Exhibit 99.1

THIRD AMENDMENT

TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) is dated as of April 18, 2005, by and among NAVIGANT CONSULTING, INC. (the “Company”), the Banks that are parties to the Credit Agreement as of the date hereof, and LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, “LaSalle”), as agent for the Banks.

W I T N E S S E T H:

WHEREAS, the Company, the financial institutions that are or may from time to time become parties thereto (together with their respective successors and assigns, the “Banks”) and LaSalle are parties to that certain Credit Agreement dated as of October 30, 2002, as amended by (i) that certain First Amendment to Credit Agreement dated as of October 7, 2003, and (ii) that certain Second Amendment to Credit Agreement dated as of December 29, 2003 (as it may be further amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the “Credit Agreement”) under which the Banks agreed to make available to the Company certain revolving credit facilities on the terms and conditions set forth therein; and

WHEREAS, the Company desires to increase the Revolving Commitment Amount up to $175,000,000 and to add new financial institutions as Banks, as more fully set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings given such terms in the Credit Agreement.

2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended, effective as of the Amendment Effective Date as follows:

(a) To include National City Bank of the Midwest as a Bank thereunder with the Pro Rata Share set forth on Schedule 2.1 (as amended by this Amendment).

(b) To name U.S. Bank National Association as the “Documentation Agent” for the Credit Agreement.

(c) by amending and restating the following definitions set forth in Section 1.1 of the Credit Agreement as follows:

“EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, (a) Interest Expense, (b) income tax expense, (c) depreciation and amortization for such period, (d) any extraordinary losses, (e) losses from discontinued operations, (f) non-cash stock options or other compensation, (g) any impairment in goodwill pursuant to GAAP, and (h) other non-cash charges and non-recurring expenses.

Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) EBITDA, to (b) the sum of the following, without duplication, (i) Interest Expense, (ii) the cash portion of any earn-out payments in connection with any Acquisition, and (iii) the cash portion of any payment of Debt or deferred purchase price in connection with any Acquisition.

Permitted Acquisition means an Acquisition by the Company which meets all of the following criteria:

(i) the transaction has been approved by the proposed seller’s board of directors or by the board of directors of the Person subject to the Acquisition;

(ii) the Person being acquired is in the consulting or professional service business;

(iii) Debt utilized to support the Purchase Price (as defined below) of such Acquisition does not exceed $25,000,000;

(iv) during the twelve month period immediately preceding the date of a proposed Acquisition, the Debt utilized to support the Purchase Price of all Acquisitions occurring during such period, including the proposed Acquisition, does not exceed $50,000,000; and

(v) immediately prior and immediately after the proposed Acquisition no Event of Default or Unmatured Event of Default shall have occurred or be continuing, and the Company and its Subsidiaries will be in compliance with all financial covenants on a pro forma basis.

For the purposes of this definition, “Purchase Price” shall mean the consideration to be paid for the Acquisition at closing (specifically including, cash and the assumption of any Debt or other liabilities, but specifically excluding any contingent earn-outs, compensation for services, stock option expenses and non-compete payments).

Revolving Commitment Amount means $175,000,000, as reduced from time to time pursuant to Section 6.1. or as increased pursuant to Section 2.1.1.

Termination Date means the earlier to occur of (a) July 31, 2008 or (b) such other date on which the Commitments terminate pursuant to Section 6 or 12.

(d) By replacing the Pricing Schedule of the Credit Agreement with the replacement Pricing Schedule attached to this Amendment.

(e) By replacing Schedule 2.1 of the Credit Agreement with the replacement Schedule 2.1 attached to this Amendment.

(f) By replacing Schedule 14.3 of the Credit Agreement with the replacement Schedule 14.3 attached to this Amendment.

(g) by amending and restating Section 2.1.1 of the Credit Agreement as follows:

“2.1.1 Revolving Loan Commitment. Each Bank will make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date in such Bank’s Pro Rata Share of such aggregate amounts as the Company may request from all Banks; provided that the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount less any Reserve for Hedging Obligations. At any time, the Company may elect to increase the Revolving Commitment Amount by an incremental amount up to $25,000,000 (for an aggregate amount of $200,000,000), with the written consent of the Agent and either (a) Banks agree to increase their Pro Rata Share to include such increase in the Revolving Commitment Amount, (b) additional financial institutions become Banks hereunder which increases the Revolving Commitment Amount to such increased amount, or (c) any combination of (a) and (b).”

(h) by amending and restating the second sentence contained in Section 2.3.1 of the Credit Agreement as follows:

“Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Agent and the Issuing Bank, together with such other documentation as the Agent or the Issuing Bank may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than one year after the scheduled Termination Date) and whether such Letter of Credit is to be transferable in whole or in part.”

(i) by adding the following new sentence at the end of subsection 2.3.3 to the Credit Agreement:

“Upon the Termination Date at the request of the Agent, the Company shall Cash Collateralize all outstanding Letters of Credit equal to 103% of the Stated Amounts.”

(j) by amending and restating Sections 10.6.1 through 10.6.6 of the Credit Agreement as follows:

“10.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for the Company for any Computation Period to be less than 2.0 to 1.0.

10.6.2 Net Worth. Not permit the Net Worth of the Company and its Subsidiaries, determined on a consolidated basis, as of the last day of any Computation Period to be less than $230,900,000, plus 50% of the positive

Consolidated Net Income earned in each Fiscal Quarter (commencing with the first Fiscal Quarter in 2005), plus 50% of the net amount of any proceeds received by the Company or any of its Subsidiaries in connection with any equity securities offering.

10.6.3 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to be greater than 2.50 to 1.00.

10.6.4 Intentionally Omitted.

10.6.5 Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during each period of twelve consecutive months to exceed 5% of the Company’s and its Subsidiaries consolidated revenues for such period.

10.6.6 Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made by the Company and its Subsidiaries during each period of twelve consecutive months to exceed 5% of the Company’s and its Subsidiaries consolidated revenues for such period.”

(k) by adding the following new Section to the Credit Agreement as Section 13.11:

“13.11 Documentation Agent. The Documentation Agent shall only have the power to act as hereafter may be agreed to in writing between Agent and the Documentation Agent, and, in such capacity, the Documentation Agent shall each be entitled to all of the indemnifications, exculpations and other protections afforded the Agent in this Agreement including, without limitation, those contained in this Article 13.”

(l) by adding the following new Section to the Credit Agreement as Section 14.17:

“14.17 Customer Identification—USA PATRIOT Act Notice. Each Bank and the Agent (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Bank or the Agent, as applicable, to identify the Loan Parties in accordance with the Act.”

3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent have been satisfied or waived in writing:

(a) Amendment. The Company and the Banks (including, without limitation, National City Bank of the Midwest) shall have each executed and delivered this Amendment to Agent.

(b) Notes. The Company shall have each executed and delivered to the Banks replacement Notes in the amount of their Pro Rata Shares (as amended hereby).

(c) Reaffirmation of Guarantors. Agent shall have received a reaffirmation from the Guarantors, in form and substance reasonably acceptable to LaSalle.

(d) Facility Fee. Agent receives a facility fee in the amount of $187,500 (for the benefit of the Banks as follows:

LaSalle Bank National Association	$53,750.00
U.S. Bank National Association	$51,250.00
Harris Trust and Savings Bank	$40,000.00
Fifth Third Bank Chicago	$20,000.00
National City Bank of the Midwest	$22,500.00

(e) Secretary’s Certificate for the Company. The Agent shall have received a certificate of the Secretary of the Company (i) stating that there has been no change in the Certificate of Incorporation or By-Laws of the Company since such documents were last delivered to the Agent and that there has been no change in the officers of the Company since the last incumbency certificate for the Company was delivered to the Agent and (ii) attaching resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment and the new Notes and the performance by the Company of its obligations under the Credit Agreement, as amended by this Amendment, and the new Notes.

(f) Secretary’s Certificates for the Guarantors. The Agent shall have received a certificate of the Secretary of each Guarantor (i) stating that there has been no change in the Certificate of Incorporation or By-Laws of such Guarantor since such documents were last delivered to the Agent and that there has been no change in the officers of such Guarantor since the last incumbency certificate for such Guarantor was delivered to the Agent and (ii) attaching resolutions of the Board of Directors of such Guarantor authorizing the execution and delivery of a reaffirmation and all other transactions contemplated by this Amendment.

(g) Good Standing Certificates. Agent shall have received good standing certificates for the Company and each Guarantor.

(h) Legal Opinions. Agent shall have received an opinion of counsel to the Company confirming the due execution and delivery of this Amendment and the Notes to be delivered to the Banks pursuant to this Amendment and the incurrence of indebtedness by the Company pursuant to this Amendment and covering such other related matters as the Agent may reasonably request in connection with the transactions contemplated by this Amendment.

(i) Additional Documents. The Agent shall have received such other certificates, financial statements, schedules and documents as are reasonably requested by the Agent.

4. Representation and Warranties. To induce LaSalle and the Banks to enter into this Amendment, the Company hereby represents and warrants to LaSalle and the Banks as of the Amendment Effective Date that:

(a) Since October 30, 2002, there has been no development or event, which has had or could reasonably be expected to have a Material Adverse Effect. No Event of Default has occurred and will be continuing on the Amendment Effective Date after giving effect to this Amendment.

(b) The Company has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform all of its obligations under the Credit Agreement, as amended by this Amendment, the other Loan Documents, and has taken all necessary corporate action to authorize the execution and delivery of this Amendment and the performance of the Loan Documents, as so amended.

(c) When executed and delivered, this Amendment and the Credit Agreement, as amended by this Amendment, will constitute legal, valid and binding obligations of the Company, enforceable against it, in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) The representations and warranties made by the Company in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, other than those that relate to an earlier or specific date.

5. Miscellaneous.

(a) The Company hereby agrees to pay all of the Banks’ reasonable costs and expenses, including, without limitation, attorneys’ fees, related to this Amendment.

(b) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

(c) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(e) This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f) From and after the date of execution of this Amendment, any reference to the Credit Agreement contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(g) Except as expressly set forth herein, nothing in this Amendment is intended to or shall be deemed to have amended the Credit Agreement, which is hereby reaffirmed in all respects. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the notes provided for therein and secured by the collateral referred to therein. The Credit Agreement, as amended hereby, and each of the other “Loan Documents” referred to in the Credit Agreement remain in full force and effect and are hereby reaffirmed in all respects.

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IN WITNESS WHEREOF, the parties have executed this Third Amendment to Credit Agreement as of the date first set forth above.

NAVIGANT CONSULTING, INC.		LASALLE BANK NATIONAL ASSOCIATION, as Agent and as a Bank

By:		By:
	Ben W. Perks, Executive Vice President and Chief Financial Officer	Henry Munez, First Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:
Its:

HARRIS TRUST AND SAVINGS BANK, as a Bank

By:
Its:

FIFTH THIRD BANK CHICAGO, a Michigan Banking Corporation, as a Bank

By:
Its:

NATIONAL CITY BANK OF THE MIDWEST, as a Bank

By:
Its: